EXHIBIT 23.1

       Consent of Report of Independent Registered Public Accounting Firm


Board of Directors


IR Bio Sciences Holdings, Inc.(formerly
ImmuneRegen BioSciences, Inc.)





We consent  to the  incorporation  by  reference  of our  Report of  Independent
Registered Public Accounting Firm dated December 8, 2003 of IR BioSciences Holdings, Inc. on the related statements of operations, stockholders' deficit and cash flows for the period from October 20, 2002 (date of inception) through December 31, 2002, included in this Form 10-KSB/A Amendment No 1, expected to be filed with the Securities and Exchange Commission on or about July 20, 2005.


/s/ STONEFIELD JOSEPHSON, INC.


CERTIFIED PUBLIC ACCOUNTANTS


Irvine, California


July 19, 2005